Exhibit 99.2

ITEM NO. 5—APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN

In June 2016, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, our 2016 Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP provides for 5,000,000 shares of our common stock to be available for purchase by eligible employees according to its terms.

The ESPP is intended to benefit the Company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. We believe that the ability to participate in our ESPP is an attractive benefit for current and potential employees by affording employees the opportunity to share in the growth and success of the Company. The ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. To further encourage stock ownership among our employees while providing our employees a benefit that is common in the companies with which we compete for talent, our Board has adopted the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE APPROVAL OF RED HAT’S 2016 EMPLOYEE STOCK PURCHASE PLAN

Description of the ESPP

The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Appendix B. The ESPP is intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder, which we refer to collectively as Section 423. Grants of options under the ESPP not intended to be made under Section 423 may be made to employees in foreign jurisdictions under an International Sub-Plan (as defined below).

Administration

The ESPP is administered by our Board or a committee appointed by our Board (the “Committee”). The Board or the Committee may delegate to one or more officers of the Company the authority to implement and administer the ESPP, subject to the terms of the ESPP and any guidelines approved by the Board or the Committee, which we refer to as the Plan Guidelines. Our Board or the Committee has authority to make rules and regulations for the administration of the ESPP, and its interpretation and decisions with respect to the ESPP will be final and conclusive.

Eligibility

Employees of the Company and any subsidiary of the Company designated by our Board or the Committee, which we refer to as a Designated Subsidiary, are eligible to participate provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, have been employed for such minimum period of time as is provided in the Plan Guidelines (which period may not be greater than two (2) years), and are employees on the first day of the applicable offering period. No employee can be granted an option under the ESPP that would, immediately after the option is granted, result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. As of May 31, 2016, approximately 3,888 U.S. employees would have been eligible to participate in the ESPP, including our Named Officers (as defined in “Beneficial Ownership of Our Common Stock—Ownership by Our Directors and Executive Officers”). Since neither our Board nor the Committee has designated any non-U.S. Designated Subsidiaries at this time, the number of non-U.S. employees that would have been eligible to participate in the ESPP as of May 31, 2016 cannot be determined at this time.

ESPP Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with the Company, the Designated Subsidiary, or an agent of the Company or the Designated Subsidiary, as applicable. By completing the enrollment form, a participating employee will be authorizing after-tax payroll deductions from his or her compensation, as defined in the ESPP. Payroll deductions will be a specified percentage of the participating employee’s compensation, with the maximum and minimum permitted percentage specified in the Plan Guidelines.

The ESPP is initially expected to be implemented by consecutive six (6) month offering periods. Our Board or the Committee may, in its discretion, choose a different offering period of not more than twelve (12) months. Offering periods will begin at such time as the Board or the Committee may determine and establish in the Plan Guidelines. On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last U.S. business day of the offering period (the “exercise date”), a number of whole shares of our common stock not to exceed 1,000 shares, or such other fixed maximum number of whole shares of common stock as may be established by the Board or the Committee in its discretion and set forth in the Plan Guidelines. However, no employee may be granted an option under the ESPP that permits the employee’s rights to purchase shares of our common stock under the ESPP and any other employee stock purchase plan to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (based on the value of the stock on the first day of the offering period) in any given calendar year in which such option is outstanding at any time.

Unless an employee withdraws from the ESPP, the employee’s option will be exercised automatically on the exercise date for the largest whole number of shares that can be purchased with the deductions accumulated as of the exercise date, subject to the limitations described in the preceding paragraph. Our Board or the Committee will determine the purchase price of the shares in a given offering period, including whether such purchase price will be determined based on the lesser of the closing price of our common stock on the first U.S. business day of the offering period and the exercise date, or will be based solely on the closing price of our common stock on the exercise date; provided, however, that such purchase price shall be at least 85% of the applicable closing price. In the absence of anything to the contrary set forth in the Plan Guidelines, the purchase price will be 85% of the lesser of the closing price of our common stock on (i) the first U.S. business day of the offering period or (ii) the exercise date. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to employees in that offering the number of shares remaining available for issuance, on a pro-rata basis.

No interest will accrue on the payroll deductions, except as our Board or the Committee may otherwise provide in the Plan Guidelines. A participating employee may not increase or decrease his or her payroll deduction during any offering period, except as set forth in the Plan Guidelines; however, an employee may increase or decrease his or her payroll deductions for the next offering period in the manner set forth in the Plan Guidelines. Further, a participating employee may, prior to the end of the offering period, but within the time provided in the Plan Guidelines, for any reason elect to withdraw from the offering and receive a refund of any previously withheld payroll deductions. Partial withdrawals are not permitted, except as set forth in the Plan Guidelines. An employee who has withdrawn from participation in an offering may not rejoin that offering, but may participate in subsequent offerings in accordance with the terms set forth by the Board or the Committee or as provided in the Plan Guidelines.

Adjustments for Changes in Common Stock and Certain Other Events

We are required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the ESPP), our Board or the Committee may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the ESPP on such terms as our Board or the Committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board or the Committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•	upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•	in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, shorten the offering period so that the last day of the offering period is the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price;

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof); and/or

•	any combination of the foregoing.

Employees in Foreign Jurisdictions; Sub-Plans

The Board or the Committee may establish one or more sub-plans under the ESPP with respect to one or more Designated Subsidiaries. In addition, the Board or the Committee may, to comply with the laws of a foreign jurisdiction, provide under the ESPP for the grant of options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees of the Company or a Designated Subsidiary who are resident in the United States. The Board or the Committee may adopt a sub-plan with one or more appendices including payroll authorization and specific offering terms applicable to specific non-U.S. Designated Subsidiaries which offering terms need not be less favorable (we refer to such a sub-plan as an “International Sub-plan”). Each offering by a specific non-U.S. Designated Subsidiary under an International Sub-Plan will be treated as a separate offering for purposes of the ESPP, the International Sub-Plan and Section 423. Notwithstanding anything to the contrary in the ESPP, certain employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction may be excluded from eligibility in the ESPP if either participation in the ESPP is prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423.

Amendments

Our Board or the Committee has the authority, among other things, to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval, subject to the terms of the ESPP. Our Board may terminate or amend the ESPP at any time and for any reason, except that if an amendment requires approval of our stockholders pursuant to Section 423, then such amendment may not be effected without such approval. In addition, the ESPP may not be amended in any way that will cause the ESPP to fail to meet the requirements of Section 423. Upon termination of the ESPP, all accumulated payroll deductions will be promptly refunded.

New Plan Benefits

Benefits and purchases of shares of our common stock under the ESPP depend on elections made by employees and the fair market value of our common stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the ESPP. As described above, no employee may be granted an option under the ESPP that permits his or her rights to purchase shares under the ESPP and any other employee stock purchase plan to accrue at a rate that exceeds $25,000 in fair market value of our common stock (based on the fair market value of our common stock on the grant date of the option) in any calendar year.

The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

United States Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423. This summary assumes that the ESPP complies with Section 423. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the exercise date, whichever is lower. Changes to these laws or the terms of an offering made under the ESPP could alter the tax consequences described below.

Tax Consequences to Employees

An employee will not have income upon enrolling in the ESPP or upon purchasing stock on the exercise date. An employee may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the employee disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the employee sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the exercise date at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the employee will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the employee sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the employee sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the stock on the exercise date less the purchase price. The employee also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the exercise date. This capital gain or loss will be long-term if the employee has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to the Company

There will be no tax consequences to the Company except that we will be entitled to a deduction when an employee recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.